Exhibit 10.33
                                PROMISSORY NOTE
                                ---------------

$160,000.00                                                         May 17, 2000
                                                       Newport Beach, California

         FOR VALUE RECEIVED, ALEX KANAKARIS ("Maker") promises to pay to KANAKARIS COMMUNICATIONS, a Nevada corporation ("Payee"), or order, One Hundred and Sixty Thousand Dollars, in lawful money of the United States of America together with interest on the unpaid principal balance at the rate of seven percent (7%) per annum.

         Payment of principal due under this Note, as well as any and all accrued interest due and owing, shall be made to Payee on or before May 16, 2001. No payment of principal or interest shall be due prior to such date.

         This Note shall be governed by the laws of the State of California. If any term or provision of this Note or the application thereof is held to be invalid or unenforceable, the remainder of this Note, shall not be affected thereby.

         Nothing in this Note contained shall be construed to require interest at a rate greater than is at any time lawful. If it should be held that the interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder (whether included in the face amount or otherwise) shall be reduced to the maximum amount permitted by law.

         Maker shall pay on demand any and all reasonable costs and expenses, including but not limited to, attorneys' fees, incurred by Payee in connection with any default under this Note, whether or not suit be instituted to enforce the terms hereof.

         Maker and Payee hereby consent, in any action or proceeding which may be brought under or in connection with this Note, to the jurisdiction of the courts of California with venue in the County of Orange.

         Alex Kanakaris' restricted common stock (142,223 shares KKRS) will be held as collateral in the Company treasury until loan and interest is paid in full.

                                                MAKER:
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                                                /s/ Alex Kanakaris
                                                --------------------------------
                                                ALEX KANAKARIS